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Due to size constraints, this filing is being made in two related submissions.
This submission is the second of the two related submissions. The accession number of the previous related submission is 0000089024-08-000552. The submission type used in the first filing was S-3 and the submission type used in this filing is S-3/A.

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AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2008 TO THE MAY 1, 2008 PROSPECTUS FOR ACCUMULATOR(R), ACCUMULATOR(R) ELITE(SM), ACCUMULATOR(R) PLUS(SM) AND ACCUMULATOR(R) SELECT(SM)

--------------------------------------------------------------------------------


This Supplement modifies certain information in the above-referenced Prospectuses, dated May 1, 2008 (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


The purpose of this Supplement is to describe our new Guaranteed withdrawal benefit for life rider ("GWBL"). Subject to approval in your state, this new GWBL replaces the rider of the same name in your current Prospectus. Please speak with your financial professional regarding the availability of the new GWBL in your state. Unless otherwise indicated, all other references to the GWBL in your Prospectus remain unchanged.

In "Fee table," the following replaces the corresponding section in your
Prospectus:

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE
(calculated as a percentage of the GWBL benefit base. Deducted           0.65% for the Single Life option
annually(2) on each contract date anniversary).                          0.80% for the Joint Life option

If your GWBL benefit base ratchets, we reserve the right to increase
your charge up to:                                                       0.80% for the Single Life option
                                                                         0.95% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses," both in your Prospectus.

                      ---------------------------------

In "Contract features and benefits," the following replaces the corresponding sections (and subsections) in your Prospectus:
GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). GWBL is only available at issue. This benefit is not available at issue ages younger than 45. GWBL is not available if you have elected the Guaranteed minimum income benefit, the Earnings enhancement benefit or one of our Principal guarantee benefits, described in your prospectus. You may elect one of our automated payment plans or you may take partial withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" in your Prospectus. For Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts, your investment options will be limited to the guaranteed interest option, the account for special money market dollar cost averaging and the permitted variable investment options. For Accumulator(R) and Accumulator(R) Elite(SM) contracts, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the permitted variable investment options. See "What are your investment options under the contract?" in your Prospectus.

You may buy this benefit on a single life ("Single life") or a joint life ("Joint life") basis. Under a Joint life contract, lifetime withdrawals are guaranteed for the life of both the owner and successor owner.

For Joint life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner.

For Joint life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint life basis.


Joint life QP and TSA contracts are not permitted. For Accumulator(R), Accumulator(R) Plus(SM) and Accumulator(R) Elite(SM) contracts, this benefit is not available under an Inherited IRA contract. If you are using this contract to fund a charitable remainder trust, you will have to take certain distribution amounts. You should consider split-funding so that those distributions do not adversely impact your guaranteed



Accum 07.5/NewBiz/InForce                                               x01979
withdrawal benefit for life. See "Owner and Annuitant requirements" in your Prospectus.

The charge for the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life charge" later in this Supplement for a description of the charge.

You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);

o You are not interested in taking withdrawals prior to the contract's maturity date;

o You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or

o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed in your Prospectus.

For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" in your Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.


GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o  Your GWBL benefit base increases by any subsequent contributions.

o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual ratchet" and "7% deferral bonus."

o Your GWBL benefit base may be increased by the 200% Initial GWBL benefit base guarantee, as described later in this Supplement.

o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.


GUARANTEED ANNUAL WITHDRAWAL AMOUNT

Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the younger owner or successor owner at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual ratchet," on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:

--------------------------------------------------------
Age                     Applicable percentage
--------------------------------------------------------
45-59                   4.0%
60-75                   5.0%
76-85                   6.0%
86 and older            7.0%
--------------------------------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" in your Prospectus.


EFFECT OF EXCESS WITHDRAWALS

An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.


An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:

o The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.

o The Guaranteed annual withdrawal amount is recalculated to equal the Applicable percentage multiplied by the reset GWBL benefit base.


You should not purchase this contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your GWBL benefit base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your GWBL benefit base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Supplement.

Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds the greater of (i) the Guaranteed annual withdrawal amount or (ii) the 10% free withdrawal amount. A withdrawal charge would not be applied in the example above since the $8,000 withdrawal (equal to 10% of the contract's account value as of the beginning of the contract year) falls within the 10% free withdrawal amount. Under the example above, additional withdrawals during the same contract year could result in a further reduction of the GWBL benefit base and the Guaranteed annual withdrawal amount, as well as an application of withdrawal charges, if applicable. See "Withdrawal charge" in "Charges and expenses" in your Prospectus.

You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract's value" in your Prospectus.


In general, if you purchase this contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" in your Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.


ANNUAL RATCHET

Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the most recent GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract date anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract date anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" later in this Supplement.



7% DEFERRAL BONUS


At no additional charge, in each contract year in which you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 7% of your total contributions. This 7% deferral bonus is applicable for the life of the contract, subject to certain restrictions.

We will apply the 7% deferral bonus to your GWBL benefit base on each contract date anniversary until you make a withdrawal from your contract. In a contract year following an Annual Ratchet (described above), the deferral bonus will be applied to your GWBL benefit base on each contract date anniversary until you make a withdrawal. However, no deferral bonus is applied on a contract date anniversary on which an Annual Ratchet occurs.

Once you make a withdrawal, we will not apply the deferral bonus in future years unless you meet one of the exceptions that would allow you to continue to receive the deferral bonus. Those exceptions are described as follows:

o You are eligible to receive the 7% deferral bonus for any of your first ten contract years that you have not taken a withdrawal, even if you had taken a withdrawal in a prior year. For example, if you take your first withdrawal in the second contract year, you are still eligible to receive the deferral bonus in contract years three through ten. The deferral bonus is not applied in the contract year in which a withdrawal was made.

o You are eligible to receive the 7% deferral bonus to your GWBL Benefit Base on a contract date anniversary during the ten years following an Annual Ratchet, as long as no withdrawal is made in the same contract year. If a withdrawal is made during this ten-year period, no deferral bonus is applied in the contract year in which the withdrawal was made.

If the Annual Ratchet occurs on any contract date anniversary, for the next and subsequent contract years, the deferral bonus will be 7% of the most recent ratcheted GWBL benefit base, plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 7% deferral bonus will be calculated using the reset GWBL benefit base, plus any applicable contributions. The 7% deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a 7% deferral bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base but, as this adjustment is the result of the 7% deferral bonus rather than the Annual Ratchet, a new ten-year period, as described above, is not started by this adjustment to the GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 7% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 7% deferral bonus will still apply.

MATURITY DATE. The last deferral bonus will be applicable on the contract date anniversary that follows the contract's maturity date. (See "Annuity maturity date" under "Accessing your money" in your Prospectus.)



200% INITIAL GWBL BENEFIT BASE GUARANTEE

If you have not taken a withdrawal from the contract before the later of (i) the tenth contract date anniversary, or (ii) the contract date anniversary following the owner's (or younger joint life's) attained age 70, the GWBL Benefit base will be increased to equal 200% of contributions made to the contract during the first 90 days, plus 100% of any subsequent contributions received after the first 90 days. There will be no increase if your GWBL benefit base already exceeds this initial GWBL Benefit base guarantee. This is the only time that this special increase to the GWBL Benefit base is available. However, you will continue to be eligible for the 7% deferral bonuses following this one-time increase.


SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.

Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.


GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85, and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75. (See the "State contract availability and/or variations of certain features and benefits" Appendix in your Prospectus to see if these guaranteed benefits are available in your state.)

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Supplement).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:


o Your GWBL Enhanced death benefit base increases by any subsequent contribution;

o Your GWBL Enhanced death benefit base increases to equal your account value if your GWBL benefit base is ratcheted, as described above in this section;

o Your GWBL Enhanced death benefit base increases by any 7% deferral bonus, as described above in this section;

o Your GWBL Enhanced death benefit base increases by the one-time 200% Initial GWBL Benefit base guarantee, if applicable;

o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make.


See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Supplement.

The death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment but adjusted for any pro rata optional benefit charges) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death (adjusted for any subsequent withdrawals and withdrawal charges), whichever provides a higher amount. For more information, see "Withdrawal charge" in "Charges and expenses" in your Prospectus.


EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits. If an Excess withdrawal results in a withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

o Your contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your contract.

o  No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled partial withdrawals, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

o Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.

o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar-for-dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life benefit and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the Guaranteed annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.


OTHER IMPORTANT CONSIDERATIONS

o This benefit is not appropriate if you do not intend to take withdrawals prior to annuitization.

o Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" in your Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" later in this Supplement.

o Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% Federal income tax penalty before age 59-1/2. See "Tax information" in your Prospectus.


o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" in your Prospectus.


o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

o If you transfer ownership of this contract, you terminate the GWBL benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," in your Prospectus for more information.

o Withdrawals are available under other annuity contracts we offer and this contract without purchasing a withdrawal benefit.

o For IRA, QP and TSA contracts, if you have to take a required minimum distribution ('`RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.


o If you elect GWBL on a Joint life basis and subsequently get divorced, your divorce will not automatically terminate the contract. For both Joint life and Single life contracts, it is possible that the terms of your divorce decree could significantly reduce or completely eliminate the value of this benefit.

o The Federal Defense of Marriage Act precludes same-sex married couples, domestic partners, and civil union partners from being considered married under federal law. Such individuals, therefore, are not entitled to the favorable tax treatment accorded spouses under federal tax law. As a result, mandatory distributions from the contract must be made after the death of the first individual. Accordingly, the GWBL will have little or no value to the surviving same-gender spouse or partner. You should consult with your tax adviser for more information on this subject.


                        ---------------------------------

In "Accessing your money," the following subsections are replaced under "Withdrawing your account value" in your Prospectus:
AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)

You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.


MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.

If you take a partial withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with any Annual Ratchet, 7% deferral bonus or by the one-time 200% Initial GWBL Benefit base guarantee. You must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in this Supplement, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Supplement.


If you take a partial withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

In "Accessing your money," the following replaces the corresponding section in your Prospectus:


HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and GWBL Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life ("GWBL") " in "Contract features and benefits" earlier in this Supplement.

Your GWBL Standard death benefit base is reduced by any withdrawal on a pro rata basis.


Your GWBL Enhanced death benefit base is reduced on a dollar-for-dollar basis by any withdrawal up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, your GWBL Enhanced death benefit base will be reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.

For purposes of calculating your GWBL and GWBL Guaranteed minimum death benefit amount, the amount of the Excess withdrawal will include the withdrawal amount paid to you and the amount of the withdrawal charge deducted from your account value. For more information on calculation of the charge, see "Withdrawal charge" in your Prospectus.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum payment or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

If you elect the Guaranteed withdrawal benefit for life and your contract is annuitized at maturity, we will offer an annuity payout option that guarantees you will receive payments for life that are at least equal to what you would have received under the Guaranteed withdrawal benefit for life. As described in "Contract features and benefits" under "Guaranteed withdrawal benefit for life," these payments will have the potential to increase with favorable investment performance. Any remaining Guaranteed minimum death benefit value will be transferred to the annuity payout contract as your "minimum death benefit." If the enhanced death benefit had been elected, its value as of the date the annuity payout contract is issued will become your minimum death benefit, and it will continue to ratchet annually if your account value is greater than your minimum death benefit base. The minimum death benefit will be reduced dollar-for-dollar by each payment, if it is based on the value of the enhanced death benefit, or it will be reduced pro rata by each payment, if it is based on the value of the standard death benefit. If you die while there is any minimum death benefit remaining, it will be paid to your beneficiary.

Please see Appendix VII later in your Prospectus for variations that may apply in your state.


In "Charges and expenses," the following replaces the corresponding sections in your Prospectus:


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE CHARGE

If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract date anniversary. If you elect the Single Life option, the charge is equal to 0.65%. If you elect the Joint Life option, the charge is equal to 0.80%. We will deduct this charge from your value in the permitted variable investment options and the guaranteed interest option on a pro rata basis. (See the "State contract availability and/or variations of certain features and benefits" Appendix in your Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) For Accumulator(R) and Accumulator(R) Elite(SM) contracts, if those amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. For Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts, if those amounts are insufficient, we will deduct all or a portion of the charge from the account for special money market dollar cost averaging.


If the contract is surrendered or annuitized, or a death benefit is paid on the date other than a contract date anniversary, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an Annual Ratchet. The maximum charge for the Single Life option is 0.80%. The maximum charge for the Joint Life option is 0.95%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.


For Joint Life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single Life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint life.




  Accumulator(R) is issued by and is a registered service mark of AXA Equitable
        Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM), Accumulator(R) Select(SM) and Accumulator(R) Elite(SM) are servicemarks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and
     AXA Distributors, LLC. 1290 Avenue of the Americas, New York, NY 10104.

    Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                           1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2008 TO THE CURRENT PROSPECTUSES FOR:
ACCUMULATOR(R)                   ACCUMULATOR(R) ELITE(SM)
ACCUMULATOR(R) PLUS(SM)          ACCUMULATOR(R) SELECT(SM)

--------------------------------------------------------------------------------

FOR DELIVERY TO SMITH BARNEY CUSTOMERS
This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:


ELECTRONIC APPLICATIONS AND INITIAL CONTRIBUTIONS

Your Accumulator(R) Series contract date will generally be the business day Smith Barney receives your initial contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. We may reject your application and return your contribution or issue your contract on a later date if any of the limitations described below apply.


SUBSEQUENT CONTRIBUTIONS

Any additional contributions you may make will generally be applied to your contract on the business day Smith Barney receives the additional contribution from you and transmits your order to us in accordance with our processing procedures. We may reject your order and return your additional contribution or credit your additional contribution to your contract at a later date if any of the limitations described below apply.


LIMITATIONS

We consider Smith Barney to be a "processing office" for the purpose of receiving applications and contributions as described above.


The procedures described above are not available for Section 1035 exchanges or other replacement transactions; other types of transactions may also be excluded. You must provide all information and documents we require with respect to your initial or additional contribution. The amount of the initial or additional contribution you are making must be permitted under your contract. Your application and contribution must be made in accordance with all the other terms and conditions described in our Prospectus. After receiving your contribution, together with all required information and documents, from you, Smith Barney must deliver them to us in accordance with our processing arrangements with Smith Barney.


Smith Barney may establish a "closing time" for receipt of applications and contribution requests under the above arrangement that is earlier than the end of the business day. Any such earlier closing time may be established without prior notice to you. Also, while we are generally open on the same business days as Smith Barney, a business day for the purposes of this supplement will be our business day.

We or Smith Barney may change or discontinue these arrangements at any time without prior notice. If you change Smith Barney as your broker-dealer of record on your contract, the above procedures will no longer apply, although we may have similar arrangements with your new broker-dealer.


You may always make subsequent contributions under your contract by any other method described in the Accumulator(R) Series Prospectus for your contract, as supplemented from time to time. All applications and contributions are subject to acceptance. These arrangements may not be available in every state.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below. This is also referred to as the "free look" period.

At the time of application, you will instruct your Smith Barney financial professional as to how your initial contribution and any subsequent contributions should be treated for the purpose of maintaining your free look right under the contract.

o You may choose to immediately allocate your contributions to one or more of the variable investment options. In the event you choose to exercise your free look right under the contract, you will receive a refund as described in the Prospectus.


o You may also choose "return of contribution" free look treatment of your contract. If chosen, we will allocate your entire contribution and any


SOLSB05-04 (5/08)                                                         x01897
Acc. `04 (NY), `06/'06.5, '07                              CAT NO. 133518 (5/08)
subsequent contributions made during the 40 day period following the Contract Date, to the EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you will receive a refund equal to your contributions.

If you choose the "return of contribution" free look treatment and your contract is still in effect on the 40th day (or next Business Day) following the Contract Date, we will automatically reallocate your account value to the investment options chosen on your application.


Any transfers made prior to the expiration of the 30 day free look will terminate your right to "return of contribution" treatment in the event you choose to exercise your free look right under the contract. Any transfer made prior to the 40th day following the Contract Date will cancel the automatic reallocation on the 40th day (or next Business Day) following the Contract Date described above. If you do not want AXA Equitable to perform this scheduled one-time reallocation, you must call one of our customer service representatives at 1 (800) 789-7771 before the 40th day following the Contract Date to cancel.
































        Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM),
   Accumulator(R) Select(SM) and Accumulator(R) Elite(SM) are servicemarks of
       AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and
    AXA Distributors, LLC. 1290 Avenue of the Americas, New York, NY 10104.

    Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104

                                 (212) 554-1234

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2008 TO THE CURRENT PROSPECTUSES FOR:
ACCUMULATOR(R)
ACCUMULATOR(R) ELITE(SM)


--------------------------------------------------------------------------------

FOR DELIVERY TO MORGAN STANLEY CUSTOMERS

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"), in the State of California only. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below. This is also referred to as the "free look" period.

At the time of application, you will instruct your Morgan Stanley financial professional as to how your initial contribution and any subsequent contributions should be treated for the purpose of maintaining your free look right under the contract.

o You may choose to immediately allocate your contributions to one or more of the variable investment options. In the event you choose to exercise your free look right under the contract, you will receive a refund as described in the Prospectus.

o You may also choose "return of contribution" free look treatment of your contract. If chosen, we will allocate your entire contribution and any subsequent contributions made during the 40 day period following the Contract Date, to the EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you will receive a refund equal to your contributions.

   If you choose the "return of contribution" free look treatment and your contract is still in effect on the 40th day (or next Business Day) following the Contract Date, we will automatically reallocate your account value to the investment options chosen on your application.


   Any transfers made prior to the expiration of the 30 day free look will terminate your right to "return of contribution" treatment in the event you choose to exercise your free look right under the contract. Any transfer made prior to the 40th day following the Contract Date will cancel the automatic reallocation on the 40th day (or next Business Day) following the Contract Date described above. If you do not want AXA Equitable to perform this scheduled one-time reallocation, you must call one of our customer service representatives at 1 (800) 789-7771 before the 40th day following the Contract Date to cancel.




  Accumulator(R) is issued by and is a registered service mark of AXA Equitable
    Life Insurance Company (AXA Equitable). Accumulator(R) and Accumulator(R) Elite(SM) are servicemarks of AXA Equitable. Co-distributed by affiliates
                  AXA Advisors, LLC and AXA Distributors, LLC.
                1290 Avenue of the Americas, New York, NY 10104.

    Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 554-1234


Acc. Core `06.5, Elite '07-New Business                                   x01898
IM-04-34SUPP (5/08)                                         CAT NO 134934 (5/08)

AXA Equitable Life Insurance Company


SUPPLEMENT DATED MAY 1, 2008 TO THE CURRENT PROSPECTUSES FOR:
ACCUMULATOR(R)
ACCUMULATOR(R) ELITE(SM)
ACCUMULATOR(R) PLUS(SM)
ACCUMULATOR(R) SELECT(SM)


--------------------------------------------------------------------------------

FOR DELIVERY TO PCA/RAYMOND JAMES CUSTOMERS

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"), in the State of California only. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below. This is also referred to as the "free look" period.

At the time of application, you will instruct your PCA/Raymond James financial professional as to how your initial contribution and any subsequent contributions should be treated for the purpose of maintaining your free look right under the contract.

  o You may choose to immediately allocate your contributions to one or more of the variable investment options. In the event you choose to exercise your free look right under the contract, you will receive a refund as described in the Prospectus.

  o You may also choose "return of contribution" free look treatment of your contract. If chosen, we will allocate your entire contribution and any subsequent contributions made during the 40 day period following the Contract Date, to the EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you will receive a refund equal to your contributions.

    If you choose the "return of contribution" free look treatment and your contract is still in effect on the 40th day (or next Business Day) following the Contract Date, we will automatically reallocate your account value to the investment options chosen on your application.


    Any transfers made prior to the expiration of the 30 day free look will terminate your right to "return of contribution" treatment in the event you choose to exercise your free look right under the contract. Any transfer made prior to the 40th day following the Contract Date will cancel the automatic reallocation on the 40th day (or next Business Day) following the Contract Date described above. If you do not want AXA Equitable to perform this scheduled one-time reallocation, you must call one of our customer service representatives at 1 (800) 789-7771 before the 40th day following the Contract Date to cancel.




         Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R),
     Accumulator(R) Plus(SM), Accumulator(R) Select(SM), and Accumulator(R)
         Elite(SM) are servicemarks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC.
                1290 Avenue of the Americas, New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                      AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 554-1234

IM-06-01 (5/08)
PCA/RAYMOND JAMES                                         Cat. no. 136087 (5/08)
Acc. '06.5, '07 -- New Business                                           x01899

AXA Equitable Life Insurance Company

SUPPLEMENT DATED JUNE 20, 2008 TO THE CURRENT PROSPECTUSES FOR:

o Income Manager(SM)               o Accumulator(R) Plus(SM)        o Accumulator(R) Express(SM)
o Income Manager Accumulator(R)    o Accumulator(R)                 o Accumulator(R) Elite(SM)
o Income Manager(R) Rollover IRA   o Accumulator(R) Select(SM)      o Accumulator(R) Elite(SM) II
o Accumulator(R) (IRA, NQ, QP)     o Accumulator(R) Select(SM) II   o Stylus(R)

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectuses and Supplements to Prospectuses and Statements of Additional Information as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.


RELOCATION OF PROCESSING OFFICE

Effective on or about June 23, 2008, our processing office in Secaucus, NJ is moving. Therefore, all references in your prospectus under "How to reach us" under "Who is AXA Equitable?" to 200 Plaza Drive, 1st Floor, Secaucus, NJ 07094, are replaced with 500 Plaza Drive, 6th Floor, Secaucus, NJ 07094. In order to avoid delays in processing, please send your correspondence to our new location.













Accumulator(R) Plus(SM), Accumulator(R) Select(SM), Accumulator(R) Express(SM), Accumulator(R) Elite(SM) and Income Manager(SM) are service marks of AXA Equitable Life Insurance Company.

Accumulator(R) and Stylus(R) are issued by and are registered servicemarks of AXA Equitable Life Insurance Company. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

   (Copyright)2008 AXA Equitable Life Insurance Company. All rights reserved.
                          1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

COA 0608                                                           140589 (6/08)
                                                                          x02135

AXA Equitable Life Insurance Company
SUPPLEMENT DATED JULY 21, 2008 TO THE CURRENT PROSPECTUSES FOR:

o Income Manager Accumulator(R)    o  Accumulator(R)                 o  Accumulator(R) Elite(SM)
o Income Manager(R) Rollover IRA   o  Accumulator(R) Select(SM)      o  Accumulator(R) Elite(SM) II
o Accumulator(R) (IRA, NQ, QP)     o  Accumulator(R) Select(SM) II
o Accumulator(R) Plus(SM)          o  Accumulator(R) Express(SM)
------------------------------------------------------------------------------------------------------------------------------------


This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.

PORTFOLIO SUB-ADVISER CHANGES -- AUGUST 1, 2008

Effective on or about August 1, 2008, AXA Equitable Life Insurance Company ("AXA Equitable"), as the Investment Manager of AXA Premier VIP Trust (the "Trust") and with the approval of the Trust's Board of Trustees, will replace certain Sub-Adviser(s) to allocated portions of certain portfolios of the Trust. The following information replaces the information for the following portfolios under "Portfolios of the Trusts" in "Contract features and benefits" in the Prospectuses.


------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust                                   Investment Manager (or Sub-Adviser(s), as
Portfolio Name            Objective                     applicable)
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER LARGE CAP   Long-term growth of capital.   o Goodman & Co. NY Ltd.
 GROWTH                                                 o Westfield Capital Management Company, L.P.
                                                        o T. Rowe Price Associates, Inc.
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER MID CAP     Long-term growth of capital.   o AllianceBernstein L.P.
 GROWTH                                                 o Franklin Advisers, Inc.
                                                        o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
MULTIMANAGER SMALL CAP   Long-term growth of capital.   o Franklin Advisory Services, LLC
 VALUE                                                  o Lazard Asset Management LLC
                                                        o Pacific Global Investment Management
                                                          Company*
------------------------------------------------------------------------------------------------------------------------------------

* Pacific Global Investment Management Company became a Sub-Adviser to the Multimanager Small Cap Value Portfolio as of July 14, 2008.

Accumulator(R) is issued by and is a registered service mark of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R) Plus(SM), Accumulator(R) Select(SM), Accumulator(R) Elite(SM) and Accumulator(R) Express(SM) are servicemarks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC. 1290 Avenue of the Americas,
                              New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.


                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

IM-07A-08 (7/08)                                                 140597 (7/08)
NB/IF (SAR)                                                             x02157

AXA Equitable Life Insurance Company
SUPPLEMENT DATED AUGUST 15, 2008 TO THE CURRENT PROSPECTUSES FOR:

o Income Manager(R)                o Accumulator(R) Plus(SM)        o Accumulator(R) Express(SM)
o Income Manager Accumulator(R)    o Accumulator(R)                 o Accumulator(R) Elite(SM)
o Income Manager(R) Rollover IRA   o Accumulator(R) Select(SM)      o Accumulator(R) Elite(SM) II
o Accumulator(R) (IRA, NQ, QP)     o Accumulator(R) Select(SM) II   o Stylus(R)

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectuses and Supplements to Prospectuses and Statements of Additional Information as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.



CHANGE OF PROCESSING OFFICE ADDRESS
Note that the addresses to which you communicate with us have changed. Please replace the first two shaded sub-sections in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:


HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



-------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITH CHECKS:
-------------------------------------------------------------------------------

FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     500 Plaza Drive, 6th Floor (6-017)
     Secaucus, NJ 07094



-------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
-------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094


SAR/Inforce                                                             x02178

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor (6-017), Secaucus, New Jersey 07094.























Accumulator(R) Plus(SM), Accumulator(R) Select(SM), Accumulator(R) Express(SM) and Accumulator(R) Elite(SM) are service marks of AXA Equitable Life Insurance Company.

Accumulator(R), Income Manager(R) and Stylus(R) are issued by and are registered servicemarks of AXA Equitable Life Insurance Company.
Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

  (Copyright) 2008 AXA Equitable Life Insurance Company. All rights reserved.
                          1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED AUGUST 15, 2008 TO THE CURRENT PROSPECTUSES FOR:

o Income Manager(R)             o Accumulator(R) Select(SM)
o Accumulator(R) Plus(SM)       o Accumulator(R) Elite(SM)
o Accumulator(R)                o Stylus(R)

--------------------------------------------------------------------------------

This Supplement modifies certain information in the above-referenced Prospectuses and Supplements to Prospectuses and Statements of Additional Information as previously supplemented (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.

CHANGE OF PROCESSING OFFICE ADDRESS

Note that the addresses to which you communicate with us have changed. Please replace the first two shaded sub-sections in your Prospectus section entitled "How to reach us," under "Who is AXA Equitable?," with the following:


HOW TO REACH US

Please communicate with us at the mailing addresses listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed. For example, our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing. In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:

--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS FOR INITIAL CONTRIBUTIONS ONLY:
--------------------------------------------------------------------------------

FOR INITIAL CONTRIBUTIONS SENT BY REGULAR MAIL:

     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     P.O. Box 13014
     Newark, NJ 07188-0014


FOR INITIAL CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     c/o JPMorgan Chase - Remit One Lockbox Processing
     Lockbox No. 13014
     4 Chase Metrotech Center, 7th Floor West
     Brooklyn, NY 11245-0001
     Attn: Remit One Lockbox

--------------------------------------------------------------------------------
FOR CORRESPONDENCE WITH CHECKS FOR ALL CONTRIBUTIONS OTHER THAN AN INITIAL
CONTRIBUTION:
--------------------------------------------------------------------------------

FOR SUBSEQUENT CONTRIBUTIONS SENT BY REGULAR MAIL:

     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     P.O. Box 1577
     Secaucus, NJ 07096-1577


FOR SUBSEQUENT CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     500 Plaza Drive, 6th Floor (6-017)
     Secaucus, NJ 07094


New Business                                              Cat. No. 140605 (8/08)
IM-08-01                                                                  x02181

--------------------------------------------------------------------------------
 FOR CORRESPONDENCE WITHOUT CHECKS:
--------------------------------------------------------------------------------

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:

     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547


FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:

     Accumulator(R) Series, Income Manager(R) or Stylus(R)
     500 Plaza Drive, 6th Floor
     Secaucus, NJ 07094

Your correspondence will be picked up at the mailing address noted above and delivered to our processing office. Your correspondence, however, is not considered received by us until it is received at our processing office. Where this Prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our processing office or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our processing office is: 500 Plaza Drive, 6th Floor (6-017), Secaucus, New Jersey 07094.










Accumulator(R) Plus(SM), Accumulator(R) Select(SM) and Accumulator(R) Elite(SM) are service marks of AXA Equitable Life Insurance Company.

Accumulator(R), Income Manager(R) and Stylus(R) are issued by and are registered servicemarks of AXA Equitable Life Insurance Company.
Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290 Avenue of the Americas, New York, NY 10104.

  (Copyright) 2008 AXA Equitable Life Insurance Company. All rights reserved.
                          1290 Avenue of the Americas
                               New York, NY 10104
                                  212-554-1234

AXA Equitable Life Insurance Company
SUPPLEMENT DATED AUGUST 15, 2008 TO THE CURRENT PROSPECTUSES FOR:

o Income Manager Accumulator(R)    o  Accumulator(R)                 o  Accumulator(R) Elite(SM)
o Income Manager(R) Rollover IRA   o  Accumulator(R) Select(SM)      o  Accumulator(R) Elite(SM) II
o Accumulator(R) (IRA, NQ, QP)     o  Accumulator(R) Select(SM) II
o Accumulator(R) Plus(SM)          o  Accumulator(R) Express(SM)

--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.

CHANGES TO EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS OF THE EQ ADVISORS TRUST

The Board of Trustees (the "Board") of EQ Advisors Trust (the "Trust") recently approved revisions to the expense limitation arrangements between the Trust and AXA Equitable Life Insurance Company ("AXA Equitable"). In particular, and as more fully described below, the Board approved (1) the elimination of the expense limitation arrangements for certain portfolios of the Trust because each of these portfolios currently is operating under its respective expense limit, and (2) revised expense limitation arrangements for certain other portfolios of the Trust.


ELIMINATION OF THE EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS OF THE TRUST

Effective on or about October 1, 2008, the expense limitation arrangements for the following Portfolios of the Trust are eliminated: EQ/BlackRock Basic Value Equity Portfolio, EQ/Davis New York Venture Portfolio, EQ/Evergreen International Bond Portfolio, EQ/GAMCO Mergers and Acquisitions Portfolio, EQ/GAMCO Small Company Value Portfolio, EQ/International Growth Portfolio, EQ/JPMorgan Core Bond Portfolio, EQ/Long Term Bond Portfolio, EQ/Short Duration Bond Portfolio, EQ/Small Company Index Portfolio and EQ/Van Kampen Emerging Markets Equity Portfolio.


AMENDMENTS TO THE EXPENSE LIMITATION ARRANGEMENTS FOR CERTAIN PORTFOLIOS OF THE TRUST

The expense limitation arrangements for the following Portfolios of the Trust are amended: EQ/AllianceBernstein International Portfolio, EQ/AllianceBernstein Value Portfolio, EQ/BlackRock International Value Portfolio, EQ/Calvert Socially Responsible Portfolio, EQ/Capital Guardian Research Portfolio, EQ/Caywood-Scholl High Yield Bond Portfolio, EQ/FI Mid Cap Portfolio, EQ/JPMorgan Value Opportunities Portfolio, EQ/Large Cap Core PLUS Portfolio, EQ/Large Cap Growth PLUS Portfolio, EQ/Mid Cap Value PLUS Portfolio, EQ/Montag & Caldwell Growth Portfolio, EQ/PIMCO Real Return Portfolio, EQ/T. Rowe Price Growth Stock Portfolio and EQ/Van Kampen Mid Cap Growth Portfolio. Such arrangements are effective on or about October 1, 2008, with the exception of the arrangement for the EQ/Calvert Socially Responsible Portfolio, which is effective November 3, 2008.


FEE TABLE

The following is added under "Portfolio operating expenses expressed as an annual percentage of daily net assets", replacing the information shown for the Portfolios listed above:

This table shows the fees and expenses for 2007 as an annual percentage of each Portfolio's daily average net assets.

--------------------------------------------------------------------------
                                       Management     12b-1       Other
 Portfolio Name                         Fees(1)     Fees(2)    Expenses(3)
--------------------------------------------------------------------------
 EQ Advisors Trust:
--------------------------------------------------------------------------
EQ/AllianceBernstein International(6)   0.71%         0.25%     0.18%
EQ/AllianceBernstein Value(6)           0.59%         0.25%     0.12%
EQ/BlackRock Basic Value Equity         0.55%         0.25%     0.13%
EQ/BlackRock International Value        0.81%         0.25%     0.19%
--------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                        Acquired
                                       Fund Fees         Total          Fee          Net
                                          and           Annual        Waivers       Annual
                                       Expenses        Expenses       and/or       Expenses
                                        (Under-         (Before       Expense       (After
                                         lying          Expense     Reimburse-     Expense
 Portfolio Name                     Portfolios)(4)   Limitations)    ments(5)    Limitations)
---------------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------------
EQ/AllianceBernstein International(6)      --         1.14%          0.00%        1.14%
EQ/AllianceBernstein Value(6)              --         0.96%          0.00%        0.96%
EQ/BlackRock Basic Value Equity            --         0.93%            --         0.93%
EQ/BlackRock International Value           --         1.25%          0.00%        1.25%
----------------------------------------------------------------------------------------------


IM-08-02 (8/08)                                                  140611 (8/08)
NB/IF (SAR)                                                             x02191

--------------------------------------------------------------------------------
                                      Management    12b-1       Other
 Portfolio Name                        Fees(1)     Fees(2)   Expenses(3)
--------------------------------------------------------------------------------
EQ/Calvert Socially Responsible         0.65%         0.25%        0.23%
EQ/Capital Guardian Research            0.63%         0.25%        0.13%
EQ/Caywood-Scholl High Yield Bond       0.60%         0.25%        0.16%
EQ/Davis New York Venture               0.85%         0.25%        0.18%
EQ/Evergreen International Bond         0.70%         0.25%        0.17%
EQ/FI Mid Cap                           0.68%         0.25%        0.13%
EQ/GAMCO Mergers and Acquisitions       0.90%         0.25%        0.19%
EQ/GAMCO Small Company Value            0.76%         0.25%        0.12%
EQ/International Growth                 0.85%         0.25%        0.27%
EQ/JPMorgan Core Bond                   0.43%         0.25%        0.13%
EQ/JPMorgan Value Opportunities         0.60%         0.25%        0.14%
EQ/Large Cap Core PLUS                  0.50%         0.25%        0.25%
EQ/Large Cap Growth PLUS                0.50%         0.25%        0.24%
EQ/Long Term Bond                       0.40%         0.25%        0.13%
EQ/Mid Cap Value PLUS                   0.55%         0.25%        0.24%
EQ/Montag & Caldwell Growth             0.75%         0.25%        0.15%
EQ/PIMCO Real Return                    0.55%         0.25%        0.14%
EQ/Short Duration Bond                  0.43%         0.25%        0.15%
EQ/Small Company Index                  0.25%         0.25%        0.14%
EQ/T. Rowe Price Growth Stock           0.79%         0.25%        0.14%
EQ/Van Kampen Emerging Markets Equity   1.11%         0.25%        0.28%
EQ/Van Kampen Mid Cap Growth            0.70%         0.25%        0.15%
-------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
                                             Acquired
                                            Fund Fees         Total          Fee          Net
                                               and           Annual        Waivers       Annual
                                            Expenses        Expenses       and/or       Expenses
                                             (Under-         (Before       Expense       (After
                                              lying          Expense     Reimburse-     Expense
 Portfolio Name                          Portfolios)(4)   Limitations)    ments(5)    Limitations)
--------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible           --                  1.13%          0.00%        1.13%
EQ/Capital Guardian Research              --                  1.01%         (0.04)%       0.97%
EQ/Caywood-Scholl High Yield Bond         --                  1.01%          0.00%        1.01%
EQ/Davis New York Venture                 --                  1.28%            --         1.28%
EQ/Evergreen International Bond           --                  1.12%            --         1.12%
EQ/FI Mid Cap                             --                  1.06%          0.00%        1.06%
EQ/GAMCO Mergers and Acquisitions         --                  1.34%            --         1.34%
EQ/GAMCO Small Company Value              --                  1.13%            --         1.13%
EQ/International Growth                   --                  1.37%            --         1.37%
EQ/JPMorgan Core Bond                     --                  0.81%            --         0.81%
EQ/JPMorgan Value Opportunities           --                  0.99%          0.00%        0.99%
EQ/Large Cap Core PLUS                  0.02%                 1.02%          0.00%        1.02%
EQ/Large Cap Growth PLUS                0.02%                 1.01%          0.00%        1.01%
EQ/Long Term Bond                         --                  0.78%            --         0.78%
EQ/Mid Cap Value PLUS                   0.02%                 1.06%          0.00%        1.06%
EQ/Montag & Caldwell Growth               --                  1.15%          0.00%        1.15%
EQ/PIMCO Real Return                      --                  0.94%          0.00%        0.94%
EQ/Short Duration Bond                    --                  0.83%            --         0.83%
EQ/Small Company Index                    --                  0.64%            --         0.64%
EQ/T. Rowe Price Growth Stock             --                  1.18%          0.00%        1.18%
EQ/Van Kampen Emerging Markets Equity     --                  1.64%            --         1.64%
EQ/Van Kampen Mid Cap Growth              --                  1.10%          0.00%        1.10%
--------------------------------------------------------------------------------------------------

Notes:
(1) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (5) for any expense limitation agreement information.

(2) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940.

(3) Other expenses shown are those incurred in 2007. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (5) for any expense limitation agreement information.

(4) Each of these variable investment options invests in a corresponding Portfolio of unaffiliated investment companies. Each Portfolio, in turn, invests in shares of unaffiliated portfolios ("the underlying portfolios"). Amounts shown reflect each Portfolio's pro rata share of the fees and expenses of the underlying portfolios in which it invests. A "--" indicates that the listed Portfolio does not invest in underlying portfolios.

(5) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver reimbursement. AXA Equitable, the investment manager of EQ Advisors Trust, has entered into expense limitation agreements with respect to certain Portfolios, which are effective through April 30, 2009 (unless the Board of Trustees, including a majority of the independent directors, of EQ Advisors Trust consents to an earlier revision or termination of this arrangement). Under these agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, expenses of the underlying portfolios in which the Portfolio invests and extraordinary expenses) to not more than the amounts specified in the agreements. Therefore, each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreements provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for EQ Advisors Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce Portfolio expenses, the net expenses would be as shown in the table below:


--------------------------------------------------------------------------------
Portfolio Name
--------------------------------------------------------------------------------
EQ/AllianceBernstein Value      0.88%
--------------------------------------------------------------------------------
EQ/Large Cap Core PLUS          0.88%
--------------------------------------------------------------------------------
EQ/Large Cap Growth PLUS        0.86%
--------------------------------------------------------------------------------
EQ/Mid Cap Value PLUS           0.85%
--------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth     1.13%
--------------------------------------------------------------------------------
EQ/T. Rowe Price Growth Stock   0.90%
--------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth    1.09%
--------------------------------------------------------------------------------

(6) The table reflects the Portfolio expenses for the IB share class of EQ Advisors Trust for these Portfolios. If you own Income Manager Accumulator(R) and Income Manager(R) Rollover IRA, the 12b-1 fee listed in the table is not applicable to these Portfolios and your total Annual Expenses (Before Expense Limitations) and Net Annual Expenses (After Expense Limitations) are lower.

 Accumulator(R) and Income Manager(R) are issued by and are registered service marks of AXA Equitable Life Insurance Company (AXA Equitable). Accumulator(R)
       Plus(SM), Accumulator(R) Select(SM), Accumulator(R) Elite(SM) and Accumulator(R) Express(SM) are service marks of AXA Equitable. Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC, 1290 Avenue of the
                                    Americas,
                               New York, NY 10104.

   Copyright 2008 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                   ESTIMATED
ITEM OF EXPENSE                                                    EXPENSE
---------------------------------------------------------------    ---------

Registration fees                                                  $52,764.20

Federal taxes                                                          N/A

State taxes and fees (based on 50 state average)                       N/A

Trustees' fees                                                         N/A

Transfer agents' fees                                                  N/A

Printing and filing fees                                           $50,000*

Legal fees                                                             N/A

Accounting fees                                                        N/A

Audit fees                                                         $20,000*

Engineering fees                                                       N/A

Directors and officers insurance premium paid by Registrant            N/A

-------------

*     Estimated expense.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of AXA Equitable Life Insurance Company ("AXA Equitable") provide, in Article VII, as follows:

               7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                    (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                    (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                    (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                    (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

                  The directors and officers of AXA Equitable are insured under policies issued by X. L. Insurance Company, Arch Insurance Company, Endurance Insurance Company, U.S. Specialty Insurance, St. Paul Travelers and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Distribution and Servicing Agreement among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated April 20, 1998, incorporated herein by reference to
                                    Exhibit No. 3(c) to Registration Statement
                                    (File No. 33-83750), filed on May 1, 1998.

                           (e) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC) dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust, (File No. 333-17217) on Form N-1A, August 28, 1997.

                           (f) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC, and AXA Advisors, LLC, previously filed with this Registration Statement File No. 333-81501 on December 5, 2001.

                           (g) Form of Participation Agreement among The Equitable Life Assurance Society of the United States, The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., incorporated herein by reference to Exhibit No. 1-A(9)(d) to Registration Statement on Form S-6, File No. 333-17641, filed on October 8, 2002.

                           (h) Form of Particiption Agreement among BARR Rosenberg Variable Insurance Trust, BARR ROSENBERG FUNDS DISTRIBUTOR, INC., AXA ROSENBERG INVESTMENT MANAGEMENT LLC, and the Equitable Life Assurance Company of the United States, previously filed with this Registration Statement, File No. 333-81501 on Form N-4, on August 5, 2003.

                           (i) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (j) Distribution Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (k)      General Agent Sales Agreement dated
                                    January 1, 2000 between The Equitable Life
                                    Assurance Society of the United States and
                                    AXA Network, LLC and its subsidiaries,
                                    incorporated herein by reference to
                                    Exhibit 3(h) to the Registration Statement on Form N-4, File No. 2-30070, filed
                                    April 19, 2004.

                            (l) First Amendment to General Agent Sales Agreement dated January 1, 2000 between
                                    The Equitable Life Assurance Society of the
                                    United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(i) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                            (m) Second Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(j) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                            (n) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Exhibit No. 3.(i) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                            (o) Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Exhibit No. 3.(j) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                            (p) Form of Participation Agreement among EQ Advisors Trust, Equitable, AXA Distributors LLC and AXA Advisors, LLC, incorporated herein by reference to Exhibit 23.(h)(4)(ix) to Post-Effective Amendment No. 27 to Registration Statement on Form N-1A to the Registration Statement of EQ Advisors Trust on Form N-1A (File Nos. 333-17217 and 811-07953), filed on January 15, 2004.

                            (q) Third Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                            (r) Fourth Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

                            (s) Fifth Amendment, dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 2-30070), filed on April 24, 2007.

                  (2)               Not applicable.

                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, incorporated herein by reference to Exhibit No. 4(a) to the Registration
                                    Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, incorporated herein by reference to Exhibit No. 4(b) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), incorporated herein by reference to Exhibit No. 4(c) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, incorporated herein by reference to Exhibit No. 4(d) to the Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, incorporated herein by reference to Exhibit No. 4(e) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456) filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.
                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(o) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on April 30,
                                    1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(p) to the Registration Statement on Form S-3 (File No. 333-24009) filed on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), incorporated herein by reference to Exhibit No. 4(q) to the Registration Statement on Form S-3 (File
                                    No. 333-24009) filed on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), incorporated herein by reference to Exhibit No. 4(r) to the Registration Statement on Form S-3 (File No. 333-24009) filed on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to the Registration Statement
                                    File No. 333-64749 on Form N-4, filed
                                    September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to the Registration Statement
                                    File No. 333-64751 on Form N-4, filed
                                    September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to the Registration Statement File No. 333-64749 on Form N-4, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to the Registration Statement File No. 333-64751 on Form N-4, filed September 30, 1998.

                           (f)(f) Form of Data Pages for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (g)(g) Form of Enrollment Form/Application for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 5 to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (h)(h) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(z) to Registration Statement File No. 333-05593 on Form N-4, filed on November 23, 1999.

                           (i)(i) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(c)(c) to Registration Statement File No. 33-83750 on Form N-4, filed on December 3, 1999.

                           (j)(j)   Form of Endorsement (Form No. 2000
                                    ENRAI-IM) -- Beneficiary Continuation Option for use with IRA contracts incorporated herein by reference to Exhibit No. 4(j)(j) to the Registration Statement on Form S-3 File No. 333-24009 filed on April 26, 2000.

                           (k)(k) Form of data pages for Equitable Accumulator Select baseBUILDER incorporated herein by reference to Registration Statement File No. 333-73121, filed on April 25, 2000.

                           (l)(l) Form of Endorsement applicable to Roth IRA Contracts, Form No. 1M-ROTHBCO-1 incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (m)(m) Revised Form of Endorsement applicable to IRA Certificates, Form 2000EN/RAI-IM incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (n)(n)   Form of Endorsement applicable to
                                    Non-Qualified Certificates Form No. 99ENNQ-G incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (o)(o) Form of Optional Death Benefit Rider, Form No. 2000PPDB incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (p)(p) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(i)(i) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (r)(r) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(v) to Registration Statement File
                                    No. 333-73121 on Form N-4, filed April 25,
                                    2001.

                           (s)(s) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(l) to Registration Statement File
                                    No. 333-44996 on Form N-4, filed
                                    April 25, 2001.

                           (t)(t) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(f)(f) to Registration Statement File No. 333-05593 on Form N-4, filed April 25, 2001.

                           (u)(u) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(w) to Registration Statement File
                                    No. 333-31131 on Form N-4, filed
                                    April 25, 2001.

                           (w)(w) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(m) to Registration Statement File
                                    No. 333-96177 on Form N-4, filed
                                    April 25, 2001.

                           (x)(x) Form of Amendment to Certificate Form No. 941CB, Form No. 2000 BENE-G incorporated herein by reference to Exhibit 4(j)(j) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (y)(y)   Form of Endorsement applicable to
                                    Non-Qualified Certificates incorporated
                                    herein by reference to Exhibit 4(k)(k) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (z)(z) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(b) Form of Data Pages for Equitable Accumulator Select II (NQ) incorporated herein by reference to Exhibit 4(e) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(c) Form of Data Pages for Equitable Accumulator Select II (NQ) Certificates incorporated herein by reference to Exhibit 4(k) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(d) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(e) Form of Endorsement (No. 2002 NQBCO) applicable to non-qualified contract/certificates with beneficiary continuation option, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(f) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), annual ratchet to age 85, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(g) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), [6%] Rollup to age 85,incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(h) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% or AR) greater of [6%] Rollup to Age [85] GMDB or Annual Ratchet to age [85] GMDB, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(i) Form of Guaranteed Minimum Income Benefit Rider (also known as the Living Benefit) (No. 2002 GMIB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(j) Form of Protection Plus Optional Death Benefit Rider (No. 2002 PPDB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(k) Form of Endorsement, Form No. 2002 DP (GIA/SEL), incorporated herein by reference to Registration Statement File No. 333-31131 filed on April 24, 2003.

                           (a)(l) Form of Data Pages for (No. 2003 DPSelect), incorporated by reference to Exhibit No. 4(i)(i)(i) to Registration Statement File No. 333-31131, filed on May 8, 2003.

                           (a)(m) Form of Data Pages (Inherited IRA) (No. 2003 DPTOBCO-Select) incorporated by reference to Exhibit No. 4(j)(j)(j) to Registration Statement File No. 333-31131, filed on May 8, 2003.

                           (a)(n) Form of Guaranteed Minimum Death Benefit ("GMDB") Rider (No. 2003 GMDB-RUorAR) incorporated by reference to Exhibit No. 4(a)(i) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(o) Form of Guaranteed Minimum Death Benefit ("GMDB") Rider (No. 2003 GMDB-AR) incorporated by reference to Exhibit No. 4(a)(j) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(p) Form of Guaranteed Minimum Income Benefit ("GMIB") Rider (No. 2003 GMIB) incorporated by reference to Exhibit No. 4(a)(k) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(q) Form of Protection Plus Optional Death Benefit Rider (No. 2003 PPDB) incorporated by reference to Exhibit No. 4(a)(l) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(r) Form of Enhanced Guaranteed Principal Benefit ("Enhanced GPB") Rider (No. 2003
                                    GPB) incorporated by reference to Exhibit
                                    No. 4(a)(m) to Registration Statement File
                                    No. 333-05593, filed on May 8, 2003.

                           (a)(s) Form of Spousal Protection Rider (No. 2003 SPPRO) incorporated by reference to Exhibit No. 4(a)(n) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                           (a)(t) Form of Data Pages (No. 2003 DPTOBCO) incorporated by reference to Exhibit No. 4(a)(o) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(u)    Form of Data Pages (No. 2003 DP)
                                    incorporated by reference to Exhibit No.
                                    4(a)(p) to Registration Statement File No.
                                    333-05593, filed on May 8, 2003.

                          (a)(v) Form of Data Pages (No. 2003 DPCORE) incorporated by reference to Exhibit No. 4(a)(q) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(w) Form of Data Pages (No. 2003 DPElite) incorporated by reference to Exhibit No. 4(z)(z) to Registration Statement File No. 333-60730, filed on May 8, 2003.

                          (a)(x) Form of Data Pages (No. 2003 DPPlus) incorporated by reference to Exhibit No. 4(c)(c)(c) to Registration Statement File No. 333-64749, filed on May 8, 2003.

                          (a)(y) Form of Guaranteed Withdrawal Benefit ("GWB") Rider (No. 2004 GWB-A) incorporated by reference to Exhibit No. 4(a)(r) to Registration Statement File No. 333-05593, filed May 3, 2004.

                          (a)(z) Form of Guaranteed Withdrawal Benefit ("GWB") Rider (No. 2004 GWB-B) incorporated by reference to Exhibit No. 4(a)(s) to Registration Statement File No. 333-05593, filed May 3, 2004.

                          (a)(z)(a) Form of Data Pages (2004DPGWB) incorporated
                                    by reference to Exhibit No. 4(a)(t) to
                                    Registration Statement File No. 333-05593, filed May 3, 2004.

                          (a)(z)(b) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-A (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(u) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(c) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-B (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(v) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(d) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-A1 (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(w) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(e) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-B1 (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(x) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(f) Form of Change of Ownership Endorsement
                                    (2004COO) incorporated by reference to
                                    Exhibit 4(a)(y) to Registration Statement
                                    (File No. 333-05593) on Form N-4, Filed
                                    April 20, 2005.

                          (a)(z)(g) Form of Endorsement Applicable to TSA
                                    Contracts (2004TSA) incorporated by
                                    reference to Exhibit 4(a)(z) to Registration
                                    Statement (File No. 333-05593) on Form N-4,
                                    Filed April 20, 2005.

                          (a)(z)(h) Form of Guaranteed Minimum Income Benefit
                                    ("GMIB") Rider (No. 2003 GMIB revised 11/05
                                    NLG) (also known as the Living Benefit)

                          (a)(z)(i) Form of Guaranteed Minimum Income Benefit
                                    ("GMIB") Rider (No. 2003 GMIB revised 11/05
                                    OPR) (also known as the Living Benefit)

                          (a)(z)(j) Form of Guaranteed Minimum Death Benefit
                                    ("GMDB") Rider (No. 2003 GMDB revised
                                    11/05 OPR) (Greater of 6% Roll up to Age
                                    85 GMDB or Annual Ratchet to Age 85 GMDB)

                          (a)(z)(k) Form of application for Accumulator(R)
                                    Select(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(j) to the Registration
                                    Statement on Form N-4 (File No. 333-31131), filed April 20, 2006.

                          (a)(z)(l) Form of application for Accumulator(R)
                                    Advisor(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(b) to the Registration
                                    Statement on Form N-4 (File No. 333-96177), filed April 20, 2006.

                          (a)(z)(m) Form of endorsement for Accumulator(R)
                                    Plus(SM), No. 2005TRBNS, incorporated
                                    herein by reference to Exhibit 4.(p)(p)(p) to the Registration Statement on Form N-4 (File No. 333-64749), filed April 20, 2006.

                          (a)(z)(n) Form of application for Accumulator(R)
                                    Plus(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(d) to the Registration
                                    Statement on Form N-4 (File No. 333-64749), filed April 20, 2006.

                          (a)(z)(o) Form of application for Accumulator(R)
                                    Elite(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(d) to the Registration
                                    Statement on Form N-4 (File No. 333-60730), filed April 20, 2006.

                          (a)(z)(p) Revisions to 2005IML-I, 2005IML, and
                                    2005IML DP, incorporated herein by
                                    reference to Exhibit 4.(h) to the
                                    Registration Statement on Form N-4
                                    (File No. 333-127445), filed April 20, 2006.

                          (a)(z)(q) Form of application for Accumulator(R),
                                    Form No. 2004 App 02, incorporated herein by reference to Exhibit 5.(l) to the Registration Statement on Form N-4
                                    (File No. 333-05593), filed April 20, 2006.

                          (a)(z)(r) Form of Contract for Individual Fixed
                                    and Variable Annuity (2007DPElite), is
                                    incorporated herein by reference to Exhibit
                                    (a)(b)(p) to the Registration Statement
                                    (File No. 333-60730) filed on May 15, 2007.

                          (a)(z)(s) Form of Data Page for Individual Fixed and
                                    Variable Annuity (2007DP), incorporated
                                    herein by reference to Exhibit 4 (a)(a)(g) to the Registration Statement (File No. 333-05593), filed January 30, 2007.

                          (a)(z)(t) Form of Data Page for Individual Fixed and
                                    Variable Annuity (2007GWBL DP), incorporated herein by reference to Exhibit 4 (a)(a)(h) to the Registration Statement (File No. 333-05593), filed January 30, 2007.

                          (a)(z)(u) Form of Data Page for Individual Fixed and
                                    Variable Annuity (2007DPTOBCO),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(i) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(z)(v) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMIB), incorporated herein by reference to Exhibit 4 (a)(a)(n) to the Registration Statement (File No. 333-05593), filed January 30, 2007.

                          (a)(z)(w) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMIBOPR),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(o) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(z)(x) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMIBOPR-R),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(p) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(z)(y) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMDB-GR-6),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(q) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(z)(z) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMDB-GR-3),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(r) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(a) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMDBOPR),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(s) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(b) Form of Rider for Individual Fixed and
                                    Variable Annuity (2007GMDB-AR),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(t) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(c) Form of Rider for Individual Fixed and
                                    Variable Annuity (2006GWB - rev 5-07 NQ), incorporated herein by reference to Exhibit 4 (a)(a)(u) to the Registration Statement (File No. 333-05593), filed January 30, 2007.

                          (a)(c)(d) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007DB-ACC),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(v) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(e) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007DB-GWB),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(w) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(f) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007NQ-ACC),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(x) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(g) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007NQ-GWB),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(a)(y) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(h) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2006IRA-ACC-rev
                                    5-07), incorporated herein by reference to
                                    Exhibit 4 (a)(a)(z) to the Registration
                                    Statement (File No. 333-05593), filed
                                    January 30, 2007.

                          (a)(c)(i) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2006IRA-GWB - rev
                                    5-07), incorporated herein by reference to
                                    Exhibit 4 (a)(b)(a) to the Registration
                                    Statement (File No. 333-05593), filed
                                    January 30, 2007.

                          (a)(c)(j) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2006ROTH-ACC - rev
                                    5-07), incorporated herein by reference to
                                    Exhibit 4 (a)(b)(b) to the Registration
                                    Statement (File No. 333-05593), filed
                                    January 30, 2007.

                          (a)(c)(k) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2006ROTH-GWB - rev
                                    5-07), incorporated herein by reference to
                                    Exhibit 4 (a)(b)(c) to the Registration
                                    Statement (File No. 333-05593), filed
                                    January 30, 2007.

                          (a)(c)(l) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007COO),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(b)(e) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(m) Form of Endorsement for Individual Fixed
                                    and Variable Annuity (2007PREDB),
                                    incorporated herein by reference to Exhibit
                                    4 (a)(b)(f) to the Registration Statement
                                    (File No. 333-05593), filed January 30,
                                    2007.

                          (a)(c)(n) Form of Application for Accumulator
                                    (2007App 01), incorporated herein by
                                    reference to Exhibit 5 (o) to the
                                    Registration Statement (File No.
                                    333-05593), filed January 30, 2007.

                          (a)(c)(o) Form of Application for Accumulator
                                    (2007App 02), incorporated herein by
                                    reference to Exhibit 5 (p) to the
                                    Registration Statement (File No.
                                    333-05593), filed January 30, 2007.

                          (a)(c)(p) Form of Contract for Individual Fixed and
                                    Variable Annuity (2007DPPlus), is
                                    incorporated herein by reference to Exhibit
                                    4.(a)(a)(r) to the Registration Statement
                                    (File No. 333-64749) filed on May 15, 2007.

                          (a)(c)(q) Form of Contract for Individual Fixed and
                                    Variable Annuity (2007DPSelect), is
                                    incorporated herein by reference to Exhibit
                                    4.(a)(a)(z) to the Registration Statement
                                    (File No. 333-31131) filed on May 15, 2007.

                          (a)(c)(r) Form of Contract for Individual Fixed and
                                    Variable Annuity (2007DPElite), is
                                    incorporated herein by reference to Exhibit
                                    4.(a)(b)(p) to the Registration Statement
                                    (File No. 333-60730) filed on May 15, 2007.

                          (a)(c)(s) Form of Guaranteed Withdrawal Benefit
                                    (("GWB") (rev0208)) is incorporated herein by reference to Exhibit 4.(a)(b)(g) to the Registration Statement (File No. 333-05593) filed on October 15, 2007.

                          (a)(c)(t) Form of Data Page Rider for Individual Fixed
                                    and Variable Annuity (2007GWBL DP (rev 0208) is incorporated herein by reference to
                                    Exhibit 4.(a)(b)(h) to the Registration
                                    Statement (File No. 333-05593) filed on
                                    April 23, 2008.

                          (a)(i) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc., and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust (File No. 333-17217) on Form N-1A filed August 28, 1997.

                          (a)(ii) Form of Participation Agreement among EQ Advisors Trust, Equitable, AXA Distributors LLC and AXA Advisors, LLC, incorporated herein by reference to Exhibit 23.
                                    (h)(4)(ix) to Post-Effective Amendment No.
                                    27 to Registration Statement on Form N-1A to the Registration Statement of EQ Advisors Trust on Form N-1A (File Nos. 333-17217 and 811-07953), filed on January 15, 2004.


                          (b) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC, and AXA Advisors, LLC, previously filed with this Registration Statement File No. 333-58950 on December 5, 2001.

                          (c) Form of Participation Agreement among The Equitable Life Assurance Society of the United States, The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., incorporated herein by reference to Exhibit No. 1-A(9)(d) to Registration Statement on Form S-6, File No. 333-17641, filed on October 8, 2002.

                          (d) Form of Participation Agreement among BARR Rosenberg Variable Insurance Trust, BARR ROSENBERG FUNDS DISTRIBUTOR, INC., AXA ROSENBERG INVESTMENT MANAGEMENT LLC, and the Equitable Life Assurance Company of the United States, previously filed with this Registration Statement, File No. 33-58950 on Form N-4, on August 5, 2003.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Robin Wagner, Vice
                                    President and Counsel, as to the legality of the securities being offered, previously filed with this Registration Statement File
                                    No. 333-104713 on April 23, 2003.

                           (b) Opinion and Consent of Dodie Kent, Esq., Vice President and Counsel of Equitable, as to the legality of the securities being registered, previously filed with this Registration Statement No. 333-142408 on April 26, 2007.

                           (c) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                           (d) Opinion and Consent of Dodie Kent, Esq., Vice President and Associate General Counsel of AXA Equitable, as to the legality of the securities being registered, previously filed with registration statement (File
                                    No. 333-142408) on April 23, 2008.

                           (e) Opinion and Consent of Dodie Kent, Esq., Vice President and Associate General Counsel of AXA Equitable, as to the legality of the securities being registered is filed herewith.

                  (8)               Not applicable.

                  (12)              Not applicable.

                  (15)              Not applicable.

                  (23)     (a)(i)   Consent of PricewaterhouseCoopers LLP is
                                    filed herewith.

                           (a)(ii)  Consent of KPMG LLP is filed herewith.

                           (b)      Consent of Counsel. See Exhibit 5(b).

                           (c)      Consent of Counsel. See Exhibit 5(d).

                           (d)      Consent of Counsel. See Exhibit 5(f).

                  (24)     (a)      Powers of Attorney incorporated herein by
                                    reference to Exhibit No. 23(c) to the
                                    Registration Statement (File No. 333-24009) filed on April 26, 2000.

                           (b) Powers of Attorney, incorporated herein by reference to Exhibit No. 7(a) to Registration Statement on Form S-6, File No. 333-17663, filed on April 28, 2000.

                           (c) Powers of Attorney, incorporated herein by reference to Exhibit No. 27(n)(iii) to Registration Statement on Form N-6, File No. 333-103199, filed on April 4, 2003.

                           (d)      Powers of Attorney, incorporated herein
                                    by reference to Exhibit 10.(a) Registration
                                    Statement File No. 2-30070 on Form N-4,
                                    filed on April 19, 2004.

                           (e) Powers of Attorney, incorporated herein by reference to Exhibit 10.(d) to Registration Statement File No. 333-05593 on Form N-4, filed on August 4, 2004.

                           (f) Powers of Attorney, incorporated herein by reference to Exhibit 10.(f) to Registration Statement File No. 333-05593 on Form N-4, filed on April 20, 2005.

                           (g) Powers of Attorney, incorporated herein by reference to Exhibit 10.(g) to Registration Statement File No. 333-05593 on Form N-4, filed on October 14, 2005.

                           (h) Power of Attorney for Alvin H. Fenichel dated October 19, 2005 incorporated herein by reference to Exhibit 10.(c) to Registration Statement File No. 333-127445 on Form N-4, filed on November 16, 2005.

                           (i) Powers of Attorney, previously filed with this Registration Statement No. 333-104713 on April 20, 2006.

                           (j) Powers of Attorney, previously filed with this Registration Statement No. 333-142408 on April 26, 2007.

                           (k) Powers of Attorney, previously filed with registration statement (File No. 333-142408) on April 23, 2008.

                           (l)      Powers of Attorney are filed herewith.

                  (25)              Not applicable.

                  (26)              Not applicable.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                     (i)    to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                     (ii)   to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than 20% change in
                                            the maximum aggregate offering price
                                            set forth in the "Calculation of
                                            Registration Fee" table in the
                                            effective registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

                  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                  (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                           (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
                                    The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 13th day of November, 2008.

                           AXA EQUITABLE LIFE INSURANCE COMPANY
                                  (Registrant)

                           By: /s/ Dodie Kent
                                   ------------------
                                   Dodie Kent
                                   Vice President and Associate General Counsel
                                   AXA Equitable Life Insurance Company


         As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                    Chairman of the Board, President,
                                           Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Richard Dziadzio                          Executive Vice President and
                                           Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                         Senior Vice President and Chief
                                           Accounting Officer


*DIRECTORS:

 Christopher M. Condron        Mary R. (Nina) Henderson     Joseph H. Moglia
 Henri de Castries             Anthony Hamilton             Lorie A. Slutsky
 Denis Duverne                 James F. Higgins             Ezra Suleiman
 Charlynn Goins                Scott D. Miller              Peter J. Tobin



*By: /s/ Dodie Kent
     ------------------------
     Dodie Kent
     Attorney-in-Fact

November 13, 2008

                                  EXHIBIT INDEX

EXHIBIT NO.                                                     TAG VALUE

5(e)           Opinion and Consent of Counsel                   EX-99.5e


23(a)(i)       Consent of PricewaterhouseCoopers LLP            EX-99.23ai


23(a)(ii)      Consent of KPMG LLP                              EX-99.23aii


24(l)          Powers of Attorney                               EX-99.24l




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Due to size constraints, this filing is being made in two related submissions.
This submission is the second of the two related submissions. The accession number of the previous related submission is 0000089024-08-000552. The submission type used in the first filing was S-3 and the submission type used in this filing is S-3/A.

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